Exhibit 99.1

CABOT MICROELECTRONICS ANNOUNCES FAVORABLE RESOLUTION
OF ITC ACTION AGAINST CHEIL INDUSTRIES, INC.

AURORA, Illinois - June 26, 2006, - Cabot Microelectronics Corporation (Nasdaq: CCMP) announced today the favorable resolution of the complaint it filed with the U.S. International Trade Commission (“ITC”) concerning Cheil Industries, Inc. on March 28, 2006. The complaint identified violations of section 337 of the Tariff Act of 1930, including the importation and sale within the United States of certain chemical mechanical planarization (“CMP”) slurries that infringe patents owned by Cabot Microelectronics, requested that the ITC issue permanent exclusion and cease and desist orders, and resulted in the ITC’s investigation of the matter (337-TA-566).

The ITC’s action on June 23, 2006 grants these requests through the entry of a Consent Order and related Stipulation, resulting in the termination of the investigation, and, among other things, further bars Cheil from challenging the validity of the patent claims at issue in any proceeding to enforce the Consent Order.

“We are pleased at the expeditious and successful resolution of this matter before the ITC, which supports Cabot Microelectronics’ significant investment in patent-protected research and development, and allows us to continue to anticipate and meet our customers’ requirements for maintaining technology leadership,” stated H. Carol Bernstein, Cabot Microelectronics’ Vice President, Secretary and General Counsel. “As stated in the ITC’s Consent Order granting our requests, ‘the public interest . . . favors the recognition of presumptively valid patents and their exclusive rights,’ and in addition to the positive result for our business, we support the public policy that is served by the investigation and resolution of matters such as these.”

About Cabot Microelectronics

Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world’s leading supplier of CMP slurries used in semiconductor and data storage manufacturing. Since becoming an independent public company in 2000, the company has grown to approximately 650 employees who work at research and development labs, sales and business offices, manufacturing facilities and customer service centers in China, France, Germany, Japan, Singapore, South Korea, Taiwan, the United Kingdom and the United States. The company's products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers. In addition to its core CMP business, the company’s vision looks beyond the semiconductor industry to become the world leader in shaping, enabling and enhancing the performance of surfaces. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Barbara Ven Horst, Director of Investor Relations at (630) 375-5412.

Safe Harbor Statement: This news release may include statements that constitute "forward-looking statements" within the meaning of federal securities regulations. These forward-looking statements include statements related to future sales and operating results, company and industry growth and trends, growth of this market, international events, product performance, the generation and protection of intellectual property, new product introductions and development of new products and technologies by Cabot Microelectronics. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause the actual results to differ materially from those described by these forward-looking statements. In particular, see "Risks Relating to Our Business" in Management's Discussion and Analysis in our quarterly report on Form 10-Q for the quarter ended March 31, 2006, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, both filed with the SEC. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information.